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                                                                    EXHIBIT 23.2



                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



October 31, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Sub Surface Waste Management of Delaware, Inc. - Form S-8

Gentlemen:

         I have acted as counsel to Sub Surface Waste Management of Delaware, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 200,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2003, as well as the registration of 800,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                 Very truly yours,

                                                 /s/  Norman T. Reynolds

                                                 Norman T. Reynolds